UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 3, 2005

DREAMS, INC.

(Exact name of registrant as specified in its charter)

Utah	000-30310	87-0368170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 South University Drive, Suite 325, Plantation, Florida	33324
(Address of principal executive offices)	(Zip Code)

(954) 377-0002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 3, 2005, Dreams, Inc. and our subsidiaries and an affiliate entered into a Loan and Security Agreement (“Loan and Security Agreement”) and related loan documents with LaSalle Business Credit, LLC as agent for Standard Federal Bank National Association acting through its division LaSalle Retail Finance (“LaSalle” or “Lender”) providing for a three-year revolving line of credit for up to $10,000,000 (the “LaSalle Line of Credit”).

The LaSalle Line of Credit replaces our previous line of credit with Merrill Lynch Business Financial Services (“MLBFS”). A portion of the proceeds of borrowings under the LaSalle Line of Credit have been used to pay-off the balances owed to MLBFS for the line of credit and reducing revolving account in the amounts of $3,544,359.51 and $789,733.85 respectively. The new LaSalle Line of Credit and credit facility will be used to fund the working capital needs of the Company and our subsidiaries including capital expenditures in accordance with our Business Plan. The initial loan made under the LaSalle Line of Credit bears interest at LIBOR plus 2%.

We are obligated to pay the following fees to LaSalle: (i) a revolving credit commitment fee; (ii) an unused line fee; (iii) a monthly collateral monitoring fee; and (iv) an early termination fee if the LaSalle Line of Credit is terminated for any reason, prior to the maturity date. The LaSalle Line of Credit is collateralized by all of our assets and pledges of the stock of our subsidiaries and affiliate.

Copies of the Loan and Security Agreement, Revolving Credit Note and Pledge Agreement are filed as Exhibits to this Current Report on Form 8-K. All disclosures set forth in this Current Report on Form 8-K are qualified by and subject to the terms of the Loan and Security Agreement and related loan documents.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the transactions described in Item 1.01, the Company terminated its line of credit and reducing revolving account with MLBFS. The balances due on all outstanding indebtedness and obligations to MLBFS under the line of credit and reducing revolving account were paid and satisfied in full on June 3, 2005, as required by the Amended Forbearance Agreement, between the Company and MLBFS, dated May 16, 2005, effective May 13, 2005.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Our obligation to repay the loans and advances under the LaSalle Line of Credit, with interest, has been evidenced by a $10,000,000 note (the “Revolving Credit Note”) executed on June 3, 2005, by the Company as Lead Borrower and as agent for Dreams Franchise Corporation, a California corporation; Dreams Entertainment, Inc., a Utah corporation; Dreams Products, Inc., a Utah corporation; Dreams Retail Corporation, a Florida corporation; Dreams Paramus, LLC, a Florida limited liability company; Dreams/Pro Sports, Inc., a Florida corporation; Fansedge Incorporated, a Delaware corporation; The Greene Organization, Inc., a Florida corporation; and The Sports Collectibles & Auction Company, Inc., a Florida corporation (the “Co-Borrowers”). Terms of repayment and interest are set forth in Item 1.01 and in the Loan and Security Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

The description of the new credit facility presented in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits:

10.1	Loan and Security Agreement dated June 3, 2005, between Dreams, Inc., Dreams Franchise Corporation, Dreams Entertainment, Inc., Dreams Products, Inc., Dreams Retail Corporation, Dreams Paramus, LLC, Dreams/Pro Sports, Inc., Fansedge Incorporated, The Greene Organization, Inc., The Sports Collectibles & Auction Company, Inc. and LaSalle Business Credit, LLC as agent for Standard Federal Bank National Association acting through its division LaSalle Retail Finance.

10.2	Revolving Credit Note dated June 3, 2005, between Dreams, Inc., Dreams Franchise Corporation, Dreams Entertainment, Inc., Dreams Products, Inc., Dreams Retail Corporation, Dreams Paramus, LLC, Dreams/Pro Sports, Inc., Fansedge Incorporated, The Greene Organization, Inc., The Sports Collectibles & Auction Company, Inc. and LaSalle Business Credit, LLC as agent for Standard Federal Bank National Association acting through its division LaSalle Retail Finance.

10.3	Pledge Agreement dated June 3, 2005, from Dreams, Inc., Dreams Franchise Corporation, Dreams Retail Corporation and Warren Greene to LaSalle Business Credit LLC, as Agent for Standard Federal Bank National Association, acting through its division, LaSalle Retail Finance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2005.

DREAMS, INC.

By:	/s/ David Greene
David Greene
Secretary